Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CGI Inc. of our report dated November 9, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which is filed as Exhibit 99.2 to CGI Inc.s’ Annual Report on Form 40-F for the year ended September 30, 2021.

/s/ PricewaterhouseCoopers LLP

Montréal, Quebec, Canada

December 22, 2021

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West Suite 2500, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.